Independent Auditors' Consent

The Board of Directors

The Calvert Impact Fund, Inc.:

We consent to the use of our report dated November 15, 2002, incorporated herein by reference, for the Calvert Large Cap Growth Fund as of September 30, 2002, and to the references to our firm under the headings "Financial Highlights" in the Prospectus and "Independent Auditors and Custodians" in the Statement of Additional Information in the Registration Statement.

  /s/ KPMG LLP

Philadelphia, Pennsylvania

January 29, 2003